AGREEMENT OF PURCHASE AND SALE

                              AND

                   JOINT ESCROW INSTRUCTIONS


     THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of this 15th day of August, 1997, by and between FOREMOST CARMEL MOUNTAIN LTD., a California limited partnership ("Seller"), and ARDEN REALTY LIMITED PARTNERSHIP, a Maryland limited partnership ("Buyer"), with reference to the following facts:

     A. Seller is the owner of the Property (as hereinafter defined).

     B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Property (as hereinafter defined), on the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual covenants and agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                           ARTICLE 1

                            PROPERTY

     Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

     1.1 Land. That certain land (the "Land"), located in the City of San Diego, State of California commonly known as the Foremost Professional Building and more particularly described on Exhibit A hereto;

     1.2 Appurtenances. All rights, privileges and easements appurtenant to the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights and air rights relating to the Land, and all water, water rights and water stock relating to the Land, and any and all easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment of the Land (all of which are sometimes collectively referred to as the "Appurtenances");

     1.3 Improvements. All improvements and fixtures located upon the Land, including, without limitation, an approximately 60,384 rentable square foot Class "A" office building, and all other structures presently located on the Land, all fixtures, apparatus, equipment, and appliances used in connection with the operation or occupancy thereof (all of which are collectively referred to as the "Improvements");
     1.4 Leases. All interest of Seller, as landlord, in and to the leases of space in the Improvements as described on Exhibit B hereto (collectively, the "Leases");

     1.5 Personal Property. All personal property of Seller, if any, located on or in or used in connection with the operation, maintenance or management of the Land and/or the Improvements
(collectively, the "Personal Property");

     1.6 Service Contracts. Those service contracts and other agreements, lease rights, warranties, guarantees, agreements, utility contracts and other rights relating to the ownership, use and operation of all or any part of the Property, elected to be assumed by Buyer pursuant to Section 5.2 hereof (collectively, the "Service Contracts"); and

     1.7 Intangible Property. All right, title and interest of Seller in and to any and all intangible property owned by Seller and used in the ownership, use and/or operation of the Land or the Improvements, including, without limitation, the right to use any trade name now used in connection with the Land or the Improvements, the current books and records in Seller's possession relating to the Property, and all other books and records and all other books and records relating to the operation and management of the Real Property (collectively, the "Intangible Property").

     The Land, the Appurtenances, the Improvements and the Leases are sometimes referred to herein collectively as the "Real
Property."  The Real Property, Personal Property, Service
Contracts and the Intangible Property are sometimes referred to herein collectively as the "Property."

                           ARTICLE 2

                         PURCHASE PRICE

     2.1 Purchase Price. The total purchase price for the Property shall be the sum of Eight Million One Hundred Ninety-
Five Thousand Dollars ($8,195,000) (the "Purchase Price").

     2.2 Payment of Purchase Price. The Purchase Price shall be paid as follows:

          (a) Deposit. Upon the Opening of Escrow (as hereinafter defined), Buyer shall deliver to California Counties Title ("Escrow Holder"), 1971 Fourth Street, Suite 130, Santa Ana, California 92705 the sum of One Hundred Thousand Dollars ($100,000) (the "Deposit"). In the event the sale of the Property is consummated, the Deposit shall be credited towards the Purchase Price.

          (b) Balance of Purchase Price. The Purchase Price, less the sum of the Deposit (the "Purchase Price Balance") shall be deposited with Escrow Holder by Buyer in immediately available funds not later than the Closing Date (as hereinafter defined). In the event the sale of the Property is consummated, such amounts to be paid as set forth herein shall be credited towards the Purchase Price. In the event the sale of the Property is not consummated because of the failure of any condition or the default by Seller, all such amounts, together with interest thereon, shall be returned immediately to Buyer.

     2.3  Investment of Deposit; Liquidated Damages

          2.3.1 Investment of Deposit. The Deposit shall be placed in an interest-bearing account with a financial institution reasonably acceptable to Buyer, with all interest accruing to the benefit of Buyer. The Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

          2.3.2 Liquidated Damages. IN THE EVENT THAT, FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD, THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT CONSUMMATED DUE TO A DEFAULT SOLELY ON THE PART OF BUYER, THE AMOUNT OF THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THE TRANSACTIONS CONTEMPLATED HEREBY ARE NOT CONSUMMATED FOLLOWING THE EXPIRATION OF THE CONTINGENCY PERIOD DUE TO A DEFAULT SOLELY ON THE PART OF BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

          Seller:/s/ RLW CVK   Buyer:/s/ VJC


                           ARTICLE 3

                             ESCROW

     3.1 Deposit with Escrow Holder and Escrow Instructions. Within three (3) business days following the execution of this Agreement by the parties hereto, the parties hereto shall deposit a fully executed original of this Agreement with Escrow Holder, and this Agreement shall serve as the instructions to Escrow Holder for consummation of the transactions contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of any supplementary escrow instructions, the terms and provisions of this Agreement shall control.

     3.2 Confirmation of the Opening of Escrow. Upon receipt of a fully executed copy of this Agreement, Escrow Holder shall immediately execute this Agreement to evidence Escrow Holder's agreement to act in compliance with the terms and provisions hereof. Escrow Holder shall immediately notify Buyer in Seller in writing of the date on which escrow was established with Escrow Holder (the "Opening of Escrow"), which date shall thereafter be the Opening of Escrow date for purposes of this Agreement.


                           ARTICLE 4

                       TITLE TO PROPERTY

     4.1 Real Property. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Real Property by duly executed and acknowledged grant deed in the form of Exhibit C hereto (the "Grant Deed"). Evidence of delivery of marketable and insurable fee simple title to the Real Property shall be the issuance by Chicago Title Insurance Company (the "Title Company") of an ALTA Owner's Policy of Title Insurance (extended coverage) (form B, rev. 10-17-70) (the "Title Policy") in the amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, free and clear of monetary liens and subject only to the Permitted Exceptions (as hereinafter defined) and including the Endorsements (as hereinafter defined).

     4.2 Leases. At the Closing, Seller shall transfer all of its right, title and interest in and to the Leases by an Assignment of Leases in the form of Exhibit D hereto (the
"Assignment of Leases"), free and clear of any liens, encumbrances or interests of third parties.

     4.3 Personal Property. At the Closing, Seller shall transfer title to the Personal Property, if any, by a bill of sale in the form of Exhibit E hereto (the "Bill of Sale"), free and clear of any liens, encumbrances or interests of third parties.

     4.4 Service Contracts. At the Closing, Seller shall transfer all of its right, title and interest in and to the Service Contracts, if any, by an Assignment of Service Contracts, Warranties and Guarantees in the form of Exhibit F hereto (the "Assignment of Service Contracts"), free and clear of any liens, encumbrances or interest of third parties.

     4.5 Intangible Property. At the Closing, Seller shall transfer all of its right, title and interest in and to all Intangible Property, if any, by an Assignment of Intangible Property in the form of Exhibit G hereto (the "Assignment of Intangible Property"), free and clear of any liens, encumbrances or interests of third parties.

                           ARTICLE 5

                 BUYER'S CONDITIONS TO CLOSING

     The following conditions are conditions precedent to Buyer's obligation to purchase the Property:

     5.1 Review and Approval of Title. Not later than ten (10) days following the date first above written, Seller shall deliver to Buyer all of the following:

          5.1.1 a current extended coverage preliminary title report (the "Preliminary Title Report") with respect to the Property issued by the Title Company, accompanied by copies of all documents referenced in such report;

          5.1.2 at Buyer's sole cost and expense, an ALTA survey of the Real Property prepared by a licensed surveyor reasonably acceptable to Buyer (the "Survey"). Notwithstanding the foregoing, Seller agrees to provide Buyer with a copy of any ALTA survey of the Property in Seller's possession. The Survey shall be certified to Buyer and the Title Company and in sufficient detail to provide the basis for an ALTA owner's policy of title insurance without boundary, encroachment or survey exceptions, and shall show the location of all easements and improvements, and any and all other pertinent information with respect to the Real Property. The Survey shall also indicate and certify as to the total acreage of the Real Property and any encroachments of improvements onto easements or onto adjacent properties or certify as to their absence and shall indicate the presence of improvements and easements on property adjoining the Real Property if located within five (5) feet of the boundaries of the Real Property; and

          5.1.3 at Seller's sole cost and expense, copies of all existing and proposed unrecorded easements, covenants, restrictions, agreements or other documents in Seller's possession which affect the Real Property, including, without limitation, any and all documents relating to any variance, conditional use permits or land-use restrictions relating to or affecting the Real Property, or if no such documents exist, a certification of Seller to that effect.

Title to the Property shall be subject only to such exceptions in the Preliminary Title Report as Buyer shall approve, in Buyer's sole and absolute discretion (collectively, the "Permitted Exceptions"). Buyer shall have until the later of (i) thirty
(30) days following the date hereof, or (ii) thirty (30) days following receipt of the items listed in 5.1.1, 5.1.2, and 5.1.3 hereof (the "Contingency Period"), in which to notify Seller, in writing, as to those items which are Permitted Exceptions, those matters which Buyer approves and which Buyer disapproves, and which endorsements Buyer will be requiring (collectively, the "Endorsements"). Buyer's failure to provide such written notice to Seller shall constitute approval of all matters shown in the Preliminary Title Report and Survey. If Buyer disapproves of any matter disclosed in the Preliminary Title Report or Survey as herein provided, Seller shall have ten (10) business days after Seller receives written notice of such disapproval to elect to cure any such matter by delivering written notice of such election to Buyer. Seller's failure to give such notice to Buyer within the ten (10) day period set forth herein shall constitute Seller's election not to cure the matters disapproved by Buyer. If Seller elects not to cure any such matter, Buyer may either, at Buyer's sole election, (i) proceed with the purchase of the Property, in which event Buyer shall be deemed to have approved such matters which were previously disapproved, or (ii) terminate this Agreement, in which event this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder.

     5.2 Delivery of Reports and Documents. Within five (5) days following the date hereof, Seller shall deliver to Buyer, copies of any and all of the following documents in Seller's possession or control:

          (a) a rent roll of the Property for the current month;

          (b) copies of the Leases, and all licenses, service contracts (including parking, elevator, HVAC and landscaping maintenance contracts), management contracts, brokerage agreements, permits, variances, insurance policies, maps, certificates of occupancy, building permits and other documentation and evidence that the construction, present use, occupancy and operation of the Property is authorized by and is in compliance with all governmental regulations;

          (c) warranties and instruction books (e.g., for vertical transportation, HVAC and other building systems); income tax returns for calendar years 1995 and 1996, and 1997 monthly operating statements to date;

          (d) all available plans, structural drawings, architectural and "as built" drawings, including, but not limited to, mechanical, electrical, air conditioning, landscape and sprinkler drawings and specifications regarding the improvements, and any soils, structural, geological, environmental, hazardous materials and asbestos studies or reports relating to subsurface conditions, grading plans, topographical maps and similar data respecting the Property;

          (e) copies of property tax bills for the last two (2) years and copies of the most recently available utility bills and similar records respecting the Property;

          (f) a list of all personal property owned by or leased by Seller and used in connection with the ownership or operation of the Property;

          (g) a certificate of Seller certifying to Seller's knowledge that there is no legal or administrative action, proceeding, claim, arbitration or suit pending before any court, agency or official, nor any such claim or action threatened in writing, relating to the Seller, the Property or with respect to the validity of any statutes, ordinances, regulations or restrictions or any permits or approvals thereunder relating to the Property, nor any outstanding contingent liabilities affecting the Property; and

          (h) any and all other reports, plans or studies relating to the Property

(collectively, the "Reports and Documents"). Buyer shall have until the expiration of the Contingency Period in which to review the Reports and Documents heretofore delivered and approve or disapprove any of the foregoing, in Buyer's sole and absolute discretion. In the event Buyer disapproves any of the Reports and Documents, Buyer shall deliver Seller written notice of Buyer's disapproval prior to the expiration of the Contingency Period, in which event this Agreement shall terminate, the Deposit, together with any interest thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Buyer fails to deliver said written notice to Seller prior to the expiration of the Contingency Period, Buyer shall be deemed to have approved the Reports and Documents. Buyer agrees to return the Reports and Documents to Seller in the event for any reason this Agreement is terminated and the transactions contemplated herein are not consummated.

     5.3 Buyer's Independent Review. Buyer shall have the right, during the Contingency Period, to conduct such further inspections and/or tests of the Property as Buyer deems necessary and/or desirable, to enable Buyer to satisfy itself as to all matters relating to the Property, including, without limitation, a Phase 1 environmental assessment of the Property, asbestos-containing-materials studies, Americans with Disabilities Act compliance studies, soils testing, engineering studies, zoning and intended use reviews, the physical, structural, mechanical condition of the Property, seismic studies, and other surveys and studies of the Property (collectively, "Buyer's Inspections and Reports"). Buyer's right to conduct Buyer's Inspections and Reports shall be subject to and conducted in accordance with Buyer's right of access to the Property as set forth in Section
12.2 hereof. In the event that, based upon Buyer's independent review of the Property, Buyer determines, in Buyer's sole and absolute discretion, that Buyer is unwilling to proceed with the purchase of the Property, Buyer may elect to terminate the Agreement by so notifying Seller in writing of Buyer's election prior to the expiration of the Contingency Period, and this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Buyer fails to deliver said written notice to Seller prior to the expiration of the Contingency Period, Buyer shall be deemed to have disapproved Buyer's Inspections and Reports.

     5.4 Estoppel Certificates. Buyer shall receive, prior to the Closing, an estoppel certificate from (i) each tenant occupying not less than three thousand (3,000) rentable square feet, and (ii) a sufficient number of other tenants at the Property such that estoppel certificates shall have been received pursuant to clauses (i) and (ii) hereof with respect to not less than eighty-five percent (85%) of the aggregate rentable square feet of the Property covered by Leases in effect on the Closing Date, in the form of Exhibit H hereto and in substance satisfactory to Buyer, in Buyer's sole and absolute discretion (collectively, the "Estoppel Certificates"). In the event that Buyer disapproves of any Estoppel Certificate Buyer may elect to terminate the Agreement by so notifying Seller in writing of Buyer's election prior to the expiration of the Contingency Period, or, if delivered subsequent to the expiration of the Contingency Period, within five (5) business days following receipt of such estoppel certificate, in which event this Agreement shall terminate, the Deposit, together with any interest earned thereon, shall be returned to Buyer, and the parties hereto shall be relieved of all further rights and obligations hereunder. In the event Seller is able to obtain estoppel certificatess from tenants representing at least seventy-five percent (75%) of the aggregate rentable square feet of the Property, Seller may provide Buyer with Landlord estoppel certificates in a form substantially similar to Exhibit A for sufficient leases so that Buyer has estoppel certificates with respect to not less than eighty-five percent (85%) of the aggregate rentable square feet of the Property covered by Leases in effect on the Closing Date.

     5.5 Representations and Warranties of Seller. All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

     5.6 Covenants of Seller. Seller shall have complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

     5.7 Delivery of Documents. Seller shall have delivered into Escrow the documents and instruments described in Section
7.2 hereof and shall have delivered to Buyer the documents and instruments described in Section 7.3 hereof.

     5.8 Condition of Property. The condition of the Property shall not have changed from the date of this Agreement to the Closing Date, ordinary wear and tear excepted.

     5.9 Conditions for the Benefit of Buyer. The foregoing conditions are for the sole benefit of Buyer. If any of the foregoing conditions described in this Article 4 is not satisfied for any reason whatsoever, Buyer shall have the right at its sole election either to waive such condition and proceed with the transactions contemplated hereby, or, in the alternative, to terminate this Agreement, in which event Buyer shall be entitled to a return of the Deposit, together with all interest earned thereon, and Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination).

                           ARTICLE 6

                 SELLER'S CONDITIONS TO CLOSING

     The following conditions are conditions precedent to Seller's obligation to sell the Property:
     6.1 Representations and Warranties of Buyer. All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

     6.2 Covenants of Buyer. Buyer shall have complied with all of Buyer's covenants and agreements contained in or made pursuant to this Agreement.

     6.3 Delivery of Documents and Funds. Buyer shall have delivered into Escrow the documents, instruments and funds described in Section 7.4 hereof.

     6.4 Conditions for the Benefit of Seller. The foregoing conditions are for the sole benefit of Seller. If any of the foregoing conditions described in this Article 5 is not satisfied for any reason whatsoever, Seller shall have the right at its sole election either to waive such condition and proceed with the transactions contemplated hereby, or, in the alternative, to terminate this Agreement, in which event Buyer shall be entitled to a return of the Deposit, together with all interest earned thereon, and Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive, such termination).


                           ARTICLE 7

                            CLOSING

     7.1 Closing. The closing hereunder (the "Closing") shall mean the recording of the Grant Deed conveying title to the Property from Seller to Buyer and shall be held and delivery of all items to be made at the Closing shall be made at the offices of Escrow Holder on the sooner to occur of (i) September 30, 1997, or (ii) the fifteenth (15th) day following the expiration of the Contingency Period (the "Closing Date"), or such other date prior thereto and/or at such other location as Buyer and Seller may mutually agree in writing. In the event the Closing Date does not fall on a Business Day (as hereinafter defined), the Closing Date shall be moved to the next succeeding Business Day. Such date may not otherwise be modified without the written approval of both Seller and Buyer. In the event the Closing does not occur on or before the Closing Date, Escrow Holder shall, unless it is notified by both parties to the contrary within five
(5) days after the Closing Date, return to the depositor thereof items which may have been deposited hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close.

     7.2 Deliveries by Seller to Escrow Holder. Not later than one (1) business day prior to the Closing Date, Seller shall deposit with Escrow Holder the following:

          7.2.1 The Grant Deed, duly executed and acknowledged by Seller, in recordable form, and ready for recordation on the Closing Date;
          7.2.2 An Affidavit of Non-Foreign Status in the form of Exhibit I hereto, duly executed by Seller pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

          7.2.3  California Form 590-RE, duly executed by Seller;

          7.2.4  The Bill of Sale;

          7.2.5  The Assignment of Leases;

          7.2.6     The Assignment of Service Contracts; and

          7.2.7 Any and all other documents, instruments, data, records, correspondence or agreements called for hereunder which have not been previously delivered.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

     7.3 Deliveries by Seller Outside of Escrow. On or before the Closing Date, Seller shall deliver or cause to be delivered to Buyer the following:

          7.3.1       To the extent they are then in Seller's
possession, and have not heretofore been delivered to Buyer, the original and as-built plans and specifications for all Improvements on the Property;

          7.3.2 To the extent in Seller's possession, all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property;

          7.3.3 All keys in Seller's possession (properly tagged for identification) for all improvements on the Property;

          7.3.4 The originals of all Leases and Estoppel Certificates (if not previously delivered), all correspondence to or from any tenants, relating to the Leases and all guarantees, certificates of deposit or other security associated therewith;

          7.3.5 The originals of all Service Contracts which are being assumed by Buyer and will remain in effect after the Closing and all correspondence and existing records prepared by Seller in its normal course of operations specifically for the Property (and which are not otherwise confidential) relating to, and necessary for, the on-going operations and maintenance of the Property (which materials may be either delivered at Closing or left at the management office at the Property); and

          7.3.6 An inventory list of all Seller's personal property on the Property.

Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

     7.4 Deliveries by Buyer. Not later than one (1) business day prior to the Closing Date, Buyer shall deposit with Escrow
Holder the following:

          7.4.1  The Purchase Price Balance, for disbursement to
Seller in accordance with the terms and provisions hereof, to be held by Escrow Holder pursuant to joint closing instructions reasonably acceptable to Buyer and Seller; and

          7.4.2 Any other documents, instruments, data, records, correspondence or agreements called for hereunder which have not previously been delivered.

Seller may waive compliance on Buyer's part under any of the foregoing items by an instrument in writing.


     7.5 Other Instruments. In addition to the documents and instruments to be delivered as herein provided, each of the parties hereto shall, from time to time at the request of the other party, execute and deliver to the other party such other instruments of transfer, conveyance and assignment and shall take such other action as may be reasonably required to effectively carry out the terms of this Agreement.

     7.6 Prorations. All revenues, income, receivables, costs, expenses and payables of the Property shall be apportioned equitably between the parties as of Closing on the basis of the actual number of days in a particular month, and with respect to the items enumerated below where a particular manner of apportionment is provided, then apportionment of such item shall be made in such manner. The obligation to make apportionments shall survive Closing. Without limitation, the following items shall be so apportioned:

          (i)  Monthly rents and percentage rent and
"passthroughs" of real estate taxes and operating expenses due from occupancy tenants under Leases, as and when collected. If at Closing there are any past due rents or charges owed by occupancy tenants, they shall not be prorated until received; Buyer shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). To the extent Buyer receives amounts on account of Leases on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable Lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive its share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto;

          (ii) Real estate and personal property taxes and any special assessments, taking into consideration discounts for the earliest permitted payment, based upon the latest previous tax levies. Such items shall be reapportioned between Seller and Buyer if current tax rates differ from the latest previous tax rates as soon as the same are known. Seller agrees that to the extent any additional taxes, assessments or levies are imposed, assessed or levied against the Property, or any portion thereof, the Seller or the Buyer at any time subsequent to Closing but with reference to any period prior thereto during Seller's ownership thereof, Seller shall promptly pay to Buyer an amount equal to such additional assessments or levies. Similarly, if tax refunds become payable for periods during Seller's ownership of the Property, such amounts (subject to adjustments for the potential claims of occupancy tenants that paid tax increases by way of rent escalations to Seller) shall be promptly paid over to Seller. In the event that any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installment due after the Closing Date). In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or lease entered into on or after the Closing Date;

          (iii) Transferable annual permits, licenses, and/or inspection fees, if any, on the basis of the duration of the same;

          (iv) Security deposits, plus accrued interest, if any, payable thereon to tenants, and any other deposits and prepaid rent, shall be credited (or assigned) to Buyer;

          (v) Utility charges levied against Seller or the Property, and Buyer shall transfer all such utility services to its name and account immediately upon Closing;

          (vi) Service Contracts on the basis of the charge or premium for the period involved;

          (vii) All forms of rent concessions, including free rent, reduced rent and other concessions or obligations under all Leases for following the Closing not to exceed Two Thousand Five Hundred Dollars ($2,500) shall be assumed by Buyer at Closing, and all amounts in excess of said Two Thousand Five Hundred Dollars ($2,500) shall be credited to Buyer against the Purchase Price at Closing; and
          (viii) All other operation expenses incurred in the management and operation of the Property.

No insurance policies shall be assigned hereunder, and accordingly there shall be no proration of insurance premiums.

     7.7 Costs and Expenses. Buyer and Seller shall each pay one-half (1/2) of Escrow Holder's escrow fee. Seller shall pay all documentary transfer taxes, transfer or conveyance taxes imposed by the City and/or County in which the Property is located. Seller shall pay any and all delinquent real property taxes or assessments, and the cost of recording the Grant Deed. Seller shall pay that portion of the premium for the Title Policy attributable to the issuance of a CLTA standard coverage title policy and Buyer shall pay the balance of the premium for the Title Policy, and the cost of the Endorsements, if any.

                         ARTICLE 8

          REPRESENTATIONS AND WARRANTIES OF SELLER

     As a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to and agrees with Buyer as follows:

     8.1 Reports, Contracts and Other Documents. The survey, mechanical and structural plans and specifications, soil reports, certificates of occupancy, warranties, and all other books and records relating to or affecting the Property and all other contracts or documents delivered to Buyer pursuant to this Agreement or in connection with the execution hereof, including, without limitation, the Reports and Documents, are and at the time of Closing will be true and correct copies and contain no inaccuracies or misstatements of fact, and all such contracts and other documents relating to or affecting the Property have been or will be delivered to Buyer pursuant to this Agreement.

     8.2 Condemnation; Land-Use Regulation. Seller has not received notice of any condemnation, environmental, zoning or other land-use regulation proceedings, either instituted or planned to be instituted against the Property.

     8.3 Leases. Except as set forth on Exhibit B, Seller has not executed or otherwise entered into any written or unwritten leases, tenancies, occupancy agreements, or other agreements with respect to the Property or affecting possession thereof or any portion thereof or any rights thereto and there are no such agreements entered into or executed by any third party. To Seller's actual knowledge, there is no default on the part of Seller, as lessor, or, except as described on Schedule 8.5 hereto, on the part of any lessee, and there exists no condition that with the passage of time or the giving of notice or both would constitute such a default.

     8.4 Service Contracts, Mechanic's Liens and Other Agreements. Other than those which are cancelable on thirty (30) day's notice, Seller has not entered into any service agreements or contracts or other agreements, oral or written (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as disclosed on Schedule
8.6 hereto, and Seller has not received any notice of any material default thereunder that remains uncured. Seller shall provide Buyer with true, correct and complete copies of all agreements listed on Schedule 8.6 pursuant to Section 5.2 hereof.

     8.5  Absence of Other Agreements Affecting the Property.
To Seller's knowledge, there are no easements, encumbrances or other matters affecting the Property except as may be shown in the Preliminary Title report.

     8.6 Litigation. There is no litigation pending or, to Seller's knowledge threatened, against Seller that arises out of the ownership or operation of the Property or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property or is likely to materially and adversely affect the ability of Seller to perform its obligations under this Agreement.

     8.7 Authority of Seller. This Agreement and all documents executed by Seller which are to be delivered to Buyer at or prior to the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Seller, are or at the time of Closing will be legal, valid, and binding obligations of Seller enforceable in accordance with their terms, and are and at the time of Closing will be sufficient to convey title (if they purport to do so).

     8.8 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Seller is a party or, to Seller's knowledge, by which any of the Property is or may be bound, or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Seller or, to Seller's knowledge, the Property.

     8.9 Use and Operation of Property. Seller knows of no facts nor has Seller failed to disclose to Buyer any fact known to Seller which would prevent Buyer from using, leasing and operating the Property after Closing in the normal manner in which similar properties in the area are used, operated and leased or in the manner in which the Property has been used, leased and operated prior to the Closing Date.

     8.10 Other Contracts to Convey Property. Seller has not committed nor obligated itself in any manner whatsoever to sell the Property to any party other than Buyer.

     8.11 Hazardous Substances and Environmental Matters. To Seller's actual knowledge, neither Seller, nor any other person or entity, has ever used, generated, manufactured, produced, stored, released, discharged or disposed of on, under or about the Property, or transported to or form the Property any Hazardous Substance (as hereinafter defined) or allowed any other person or entity to do so. To Seller's actual knowledge, no proceeding or inquiry by any governmental authority with respect to the presence of any Hazardous Substance on the Property or the migration thereof from or to other property is pending or threatened, nor have any claims been made or threatened by any third party against Seller or the Property relating to any loss or injury resulting form any Hazardous Substance. The term "Environmental Law" shall include, without limitation, any federal, state or local law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment (collectively referred to as "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") as amended, 42 U.S.C. Sections 9601 et seq., and the Resource Conservation and Recovery Act of 1976 ("RCRA") as amended, 42 U.S.C. Sections 9601 et seq. The term "Hazardous Substance" shall include, without limitation, (i) those substances included within the definitions "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as amended, and in the regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in
Section 25117 of the California Health & California Health & Safety Code, or as "hazardous substances" in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR
172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and (iv) such other substances, materials, and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under local, state or federal law, rules or regulations.

     8.12 Knowledge of Seller. As used herein, the phrase, "to the knowledge of Seller" or other similar phrases mean and refer to the present actual knowledge of Robert Wish, a principal of Seller. In connection therewith, Seller represents and warrants that Robert Wish is the person in Seller's organization who possess relevant knowledge pertaining to the Property and the representations and warranties contained herein.

     8.13 General Disclaimer. Buyer acknowledges that it will inspect and examine the Property and, except as expressly provided in this Agreement, will rely solely on its own investigation of the Property and not on any information provided or to be provided by or on behalf of the Seller. Except as otherwise expressly provided in this Agreement, the sale of the Property to Buyer is made on an "AS IS" "WHERE IS" and "WITH ALL FAULTS" basis. Buyer acknowledges that in consideration of entering into this Agreement, that, except as expressly provided in this Agreement, Seller makes no warranty or representation, with respect to the Property, or any portion thereof, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition (physical, environmental or otherwise), title (other than the limited warranties of title contained in the grant deed), habitability or fitness for a particular purpose or otherwise.

                           ARTICLE 9

            REPRESENTATIONS AND WARRANTIES OF BUYER

     As a material inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants to and agrees with Seller as follows:

     9.1 Authority of Buyer. This Agreement and all documents executed by Buyer which are to be delivered to Seller at or prior to the Closing are or at the time of Closing will be duly authorized, executed, and delivered by Buyer, are or at the time of Closing will be legal, valid, and binding obligations of Buyer enforceable in accordance with their terms.

     9.2 Litigation. There is no litigation pending or, to Buyer's knowledge threatened, against Buyer that is likely to materially and adversely affect the ability of Buyer to perform its obligations under this Agreement.

     9.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement shall not conflict with or result in a breach of any of the terms of provisions of, or constitute a default under, any instrument or agreement to which Buyer is a party or any applicable regulation of any governmental agency, or any judgment, order or decree of any court having jurisdiction over Buyer.

                           ARTICLE 10

                      COVENANTS OF SELLER

     Seller agrees and covenants with Buyer, from the date hereof through the Closing Date, as follows:

     10.1 Maintenance and Operation of the Property. Seller shall maintain the Property in good order, condition and repair, reasonable wear and tear excepted, and shall make all repairs, maintenance and replacements as is necessary to so maintain the Property.

     10.2 No Leases or Other Contracts. Seller shall not enter into or modify any leases, service contracts or other similar agreements with respect to the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld, and which consent or disapproval shall be provided within two (2) business days following request therefor.

     10.3 No Other Encumbrances. Seller shall not enter into any agreements respecting the sale of the Property or any portion thereof, and shall not enter into any agreements which encumber or subject to lien the Property or any portion thereof.
     10.4 Insurance. Seller shall keep its existing policies of insurance in full force and effect.

     10.5 Disclosure of Changes. If Seller discovers any information or facts which would materially or adversely change the representations and warranties of Seller contained in this Agreement, Seller shall promptly give notice to Buyer of such information or facts.

                           ARTICLE 11

              DAMAGE OR DESTRUCTION; CONDEMNATION

     In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date) as applicable, and Seller shall give Buyer a credit equal to the deductible portion of Seller's insurance policy attributable to the Property. In the event (i) the condemnation award shall equal or exceed One Hundred Thousand Dollars ($100,000) or otherwise materially and adversely affect the Property, as reasonably determined by Buyer, or (ii) the cost of repair of damage to the Property on account of a casualty, shall equal or exceed One Hundred Thousand Dollars ($100,000) or otherwise materially and adversely interfere with the operations of the Property, as reasonably determined by Buyer, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date, in which event this Agreement shall terminate, the Deposit, together with all interest earned thereon, shall be returned to Buyer, and each party shall be relieved of all further obligations hereunder.

                           ARTICLE 12

          DELIVERY OF POSSESSION AND ENTRY ON PROPERTY

     12.1 Delivery of Possession. Possession of the Property shall be delivered to Buyer on the Closing Date.

     12.2 Entry on Property. From the date hereof until the Closing, Seller shall afford Buyer reasonable access to the Property for the purpose of conducting Buyer's Inspections. Buyer agrees to keep the Property free and clear of any mechanic's liens or other liens in connection with Buyer's Inspections and Reports, and Buyer indemnifies and holds Seller harmless from and against any and all liability, loss, cost, damage and/or expense, including, without limitation, attorneys' fees and costs, resulting directly from Buyer's entry onto the Property.

                           ARTICLE 13

                        INDEMNIFICATION

     13.1 Indemnification by Seller. Seller hereby agrees to indemnify Buyer and hold Buyer harmless from and against any and all claims, demands and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Buyer as a direct or indirect result of:

          (a) Any misrepresentation or breach of warranty or breach of covenant made by Seller in this Agreement or any document, certificate, or exhibit given by Seller or delivered by Seller to Buyer pursuant to or in connection with this Agreement;
and

          (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or accruing on or before the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Seller (or any of its agents or employees) at any time or times on or before the Closing Date.

     13.2 Indemnification by Buyer. Buyer hereby agrees to indemnify Seller and hold Seller harmless from and against any and all claims, demands liabilities, liens, costs, expenses, penalties, damages and losses, including, without limitation, reasonable attorneys' fees and costs suffered by Seller as a direct or indirect result of:

          (a) Any misrepresentation or breach of warranty or breach of covenant made by Buyer in this Agreement or any document, certificate, or exhibit given by Buyer or delivered by Buyer to Seller pursuant to or in connection with this Agreement;
and

          (b) Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential and no matter how arising, and in any way related to the Property and arising or accruing after the Closing Date, or in any way related to or arising from any act, conduct, omission, contract or commitment of Buyer (or any of its agents or employees) at any time or times after the Closing Date.

     13.3 Warranty and Indemnity Regarding Estoppels. If Seller has failed to deliver to Buyer any estoppel certificates required to be delivered pursuant to Section 5.4 hereof on or before the Closing Date and Buyer nevertheless elects to close the transaction, Seller shall indemnify Buyer with respect to any claim made by any tenant or other party which is based upon facts not consistent with the representations and warranties of Seller herein or set forth on the respective unmodified form of estoppel certificate to have been provided by such tenant.
     The provisions of this Article 13 shall survive the execution and delivery of this Agreement, the delivery of the Grant Deed and transfer of title.

                           ARTICLE 14

                         MISCELLANEOUS

     14.1 Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and sent by commercial courier service, United States mail, registered or certified mail, postage prepaid, return receipt requested, and addressed as follows:

       If to Buyer:      Arden Realty Limited Partnership
                         9100 Wilshire Boulevard, Suite 700
                         Beverly Hills, California 90212
                         Attn:  Brigitta B. Troy, Director of
                         Acquisitions

       with a copy to:   Christensen, Miller, Fink, Jacobs,
                         Glaser, Weil & Shapiro, LLP
                         2121 Avenue of the Stars
                         Suite 1800
                         Los Angeles, California  90067
                         Attn: Peter M. Weil, Esq.
                         Fax No. (310) 556-2920

       If to Seller:     Foremost Carmel Mountain Ltd.
                         25351 Alicia Parkway, Suite "A"
                         Laguna Hills, California 92653
                         Attn:  Robert L. Wish
                         Fax No. (714) 837-4136

  If to Escrow Holder:   California Counties Title Escrow
                         1971 Fourth Street
                         Suite 130
                         Santa Ana, California 92705
                         Attn:  Jack Hannigan

  If to the Title Company: Chicago Title Insurance Company
                         ________________________________
                         ________________________________
                         ________________________________
                         Attn: __________________________

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid. If personally delivered, such notices or other communications shall be deemed delivered upon delivery. If sent by commercial courier service, United States mail, registered or certified mail, postage prepaid, return receipt requested, such notices or other communications shall be deemed delivered upon delivery or refusal to accept delivery as indicated on the return receipt.

     14.2 Brokers and Finders. In connection with the transactions contemplated by this Agreement (a) Seller hereby represents and warrants to Buyer that Seller has not, and shall not, incur any obligation to any third party for the payment of any broker's fee, finder's fee, commission or other similar compensation, other than to Lee & Associates, and (b) Buyer hereby represents and warrants to Seller that Buyer has not, and shall not, incur any obligation to any third party for the payment of any broker's fee, finder's fee, commission or other similar compensation. In the event of a claim for broker's fee, finder's fee, commission or other similar compensation in connection herewith, Buyer, if such claims is based upon any agreement alleged to have been made by Buyer, hereby agrees to indemnify and hold Seller harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and expenses) which Seller may sustain or incur by reason of such claim, and Seller, if such claims is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify and hold Buyer harmless from and against any and all liability, loss, cost, damage and/or expense (including, without limitation, reasonable attorneys' fees and expenses) which Buyer may sustain or incur by reason of such claim. The provisions of this Section shall survive the Closing.

     14.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereof and their respective successors, heirs, administrators and assigns; provided, however, that Buyer may not assign its rights or obligations under this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. In addition, Buyer may assign its rights in this Agreement to an entity which controls, is controlled by, or is under common control with, Buyer without the consent of Seller.

     14.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the parties hereto.

     14.5 Continuation and Survival of Representations and Warranties. All representations and warranties by the respective parties contained herein or made in writing pursuant to this Agreement are intended to be and shall remain true and correct as of the time of Closing, shall be deemed to be material, and shall survive the execution and delivery of this Agreement, and the execution and delivery of the Deed and the transfer of title to the Property.

     14.6 Interpretation.  Whenever used herein, the term
"including" shall be deemed to be followed by the words "without
limitation."   Words used in the singular number shall include
the plural, and vice-versa, and any gender shall be deemed to include each other gender.

     14.7 Captions. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

     14.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     14.9 Merger of Prior Agreements. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement between the parties with respect to the purchase and sale of the Property and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     14.10 Attorneys' Fees. In the event either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred (including, without limitation, attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes).

     14.11 Time of the Essence. Time is of the essence of this Agreement.

     14.12 Election of Remedies. Except as otherwise specifically provided herein to the contrary in Section 2.3.2 hereof, no right or remedy conferred upon either party in this Agreement is intended to be exclusive of any other right or remedy contained herein or now or hereafter available to either part at law or in equity, and every such right and remedy shall be cumulative and shall be in addition be every other right or remedy contained in this Agreement or now or hereafter available to either party at law or in equity.

     14.13 Authority. The parties signing below represent and warrant that they have the requisite authority to bind the entities on whose behalf they are signing.

     14.14 Exhibits. The exhibits and schedules attached hereto are hereby incorporated by reference herein.

     14.15 Severability. The invalidity or unenforceability of any one or more of the provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions of this Agreement.
     14.16 Further Assurances. The parties hereto agree to execute, acknowledge and deliver any and all additional papers, documents and other assurances and shall perform any and all acts and things reasonably necessary in connection with the performance of the obligations hereunder and to carry out the intent of the parties hereto.

     14.17 Effect of Waiver. A waiver by either party hereto shall not affect either party's right to enforce the provisions contained herein, nor shall nay extension or waiver be held to be an extension of time or waiver of any prior or subsequent breach of the same or any other obligation under this Agreement.

     14.18 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.19 No Third Parties Benefitted. This Agreement is made and entered into solely for the benefit of Seller and Buyer, their successors and assigns, and no other person or entity shall have any rights hereunder.

     14.20 Specific Performance. The parties understand and agree that the Property is unique and for that reason, among others, Buyer will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have, in addition to a claim for damages for such breach or default, and in addition and without prejudice to any right or remedy available at law or in equity, the right to demand and have specific performance of this Agreement.

     14.21 Business Day. As used herein, Business Day shall mean and refer to any day in which banking institutions are open for business and the County Recorder's Office of San Diego County, California is accepting documents for recordation in their real estate records.

     14.22 Furnishing of Audit Letter. Seller agrees to furnish, from time to time upon the request of Buyer, an Audit
Letter substantially in the form of Exhibit K hereto, to Buyer's accountants.

     14.23 Arbitration. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE "EXCLUDED MATTERS" (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF SAN DIEGO, IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION AND GRANT EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THIS PARAGRAPH MUST BE INITIALED BELOW IN ORDER FOR THIS PARAGRAPH OF THE AGREEMENT TO BE BINDING.

     NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATION IN A COURT OR JURY TRIAL. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.


     /s/ RLW CVK                              /s/ VJC
     Seller's Initials                       Buyer's Initials


     As used herein, "Excluded Matters" means any controversy, claim or proceeding with respect to or otherwise related to a breach or default of any representation or warranty contained in this Agreement (which matters shall not be subject to the arbitration provisions contained herein).

     14.24 Tax Deferred Exchange. Seller may desire to dispose of the Property through a tax deferred exchange which qualifies for non-recognition of gain under Section 1031 of the Internal Revenue Code. Buyer shall cooperate with Seller in attempting to effectuate such exchange, including, but not limited to, the execution of such documentation as may be reasonably necessary to effect such exchange, provided that
(i) Buyer shall not incur any additional liability in connection with an exchange for the benefit of Seller, (ii) Buyer shall not be obligated to take title to any real property (other than the Property), (iii) the date of Closing shall not be extended as a result of the exchange, without Buyer's prior written consent, and (iv) any additional costs and charges attributable to the exchange, including, but not limited to, attorneys' fees, brokers' commissions and other transaction related expenses shall be paid for by Seller. Buyer and Seller further agree that Seller may substitute an intermediary ("Intermediary") to act in place of Seller as the seller of the Property. The Intermediary shall be designated in writing by Seller. Upon identification of Intermediary, Intermediary shall be substituted for Seller as the seller of the Property. Buyer agrees that performance by Intermediary will be treated as performance by Seller. Seller shall unconditionally guarantee the full and timely performance by Intermediary of each and every one of the representations, warranties, covenants, indemnities, obligations and undertakings, and, in the event of breach, Buyer may proceed directly against Seller on this guarantee without the need to join Intermediary as a party to any action against Seller. Seller unconditionally waives any defense that it might have as guarantor that it would not have if it had made or undertaken these representations, warranties, covenants, indemnities, obligations and undertakings directly. In the event of the breach of any representations, warranties, covenants, obligations and undertakings by Seller or Intermediary or in the event of any claim upon any indemnity of Seller or Intermediary (whether the representation, warranty, covenant, indemnity, obligation or undertaking is express or implied), Buyer's exclusive recourse shall be against the Seller and Buyer shall have no recourse of any type against the Intermediary arising from this transaction.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

          Seller:   FOREMOST CARMEL MOUNTAIN LTD.
                    a California limited partnership


                    By:  MAMMOTH EQUITIES, LLC,
                         a Nevada limited liability company
                    Its: General Partner

                         By:  /s/ Robert L. Wish
                         Its: Managing Manager


                    By:  BRIGHTON PARK, LTD.,
                         a California limited partnership

                         By:  /s/ Charles V. Kaminskas
                         Its: General Partner

          Buyer:    ARDEN REALTY LIMITED PARTNERSHIP,
                    a Maryland limited partnership



                    By:  ARDEN REALTY, INC.,
                         a Maryland corporation
                         Its: General Partner



                         By: /s/ Victor J. Coleman
                         Its: President and COO